Registration No. 33-56921

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          _______________________
                            AMENDMENT NO. 1
                                   TO
                                Form S-3
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933
                         _______________________
                         The Timberland Company
         (Exact name of registrant as specified in its charter)

Delaware                                   02-0312554
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification Number)



                         200 Domain Drive
                     Stratham, New Hampshire  03885
      (Address, of principal executive offices, including zip code)

                            SIDNEY W. SWARTZ
                         The Timberland Company
                            200 Domain Drive
                     Stratham, New Hampshire  03885
                             (603) 772-9500
          (Name and address, including zip code, and telephone
           number, including area code, of agent for service)
                           __________________


              Please send copies of all communications to:
                          HEMMIE CHANG, ESQUIRE
                              Ropes & Gray
                         One International Place
                       Boston, Massachusetts 02110
                             (617) 951-7000

Approximate date of commencement of proposed sale to the public
____________________.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___ If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stratham, State of New Hampshire, on the 27th day of December, 1994.

                             THE TIMBERLAND COMPANY


                             By: Sidney W. Swartz  *
                                 Sidney W. Swartz
                                 Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Capacity in Which Signed              Date

 Sidney W. Swartz *
  Sidney W. Swartz      Chairman of the Board, Chief         12/27/94
                      Executive Officer, President and
                      Director (principal executive officer)


 Keith D. Monda *
  Keith D. Monda      Senior Vice President-Finance and      12/27/94
                      Administration and Chief Financial
                      Officer (principal financial officer)


 Dennis W. Hagele *
  Dennis W. Hagele     Corporate Controller and Chief        12/27/94
                       Accounting Officer (controller and
                       principal accounting officer)



/s/ Jeffrey B. Swartz
  Jeffrey B. Swartz    Executive Vice President              12/27/94
                       Chief Operating Officer and
                               Director


 John F. Brennan *
  John F. Brennan               Director                     12/27/94


 Abraham Zaleznik *
  Abraham Zaleznik              Director                     12/27/94


 Robert M. Agate *
  Robert M. Agate               Director                     12/27/94


*By: /s/ Jeffrey B. Swartz
     Jeffrey B. Swartz
     Attorney in Fact